Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
Community Bankshares, Inc.

         We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by Community Bankshares, Inc. relating to registration of 200,000 shares of common stock reserved for issuance pursuant to the Community Bankshares, Inc. Amended 1997 Stock Option Plan of our Report dated February 2, 2001, which report is included in Community Bankshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

                                             s/J. W. Hunt and Company, LLP
                                             J. W. Hunt and Company, LLP

Columbia, South Carolina
June 21, 2001